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                                                                     EXHIBIT 4.4



                             SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT is dated as of February 7, 2003 (the "Agreement").

To: National City Bank, for itself and as trustee under the Indenture referred to below for the holders of the Securities (the "Trustee")

          Sun Media Corporation, a British Columbia company (the "Obligor"), as obligor under the convertible obligations dated as of July 9, 2001 and November 28, 2002 in the principal amount of Cdn$1,600,000,000 and Cdn$350,000,000, respectively, made by the Obligor in favour of Quebecor Media Inc. (the "Subordinated Notes"), and Quebecor Media Inc., as holder (the "Holder") of the Subordinated Notes, for ten dollars and other good and valuable consideration received by each of the Obligor and the Holder from the Trustee and by each of the Obligor and the Holder from the other, agree as follows:

1.        INTERPRETATION.

     (a) "CASH, PROPERTY OR SECURITIES". "Cash, Property or Securities" shall not be deemed to include securities of the Obligor or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided herein with respect to the Subordinated Notes, to the payment of all Senior Indebtedness which may at the time be outstanding; provided, however, that (i) all Senior Indebtedness is assumed by the new Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

     (b) "PAYMENT IN FULL". "payment in full", with respect to Senior Indebtedness, means the receipt on an irrevocable basis of cash in an amount equal to the unpaid principal amount of the Senior Indebtedness and premium, if any, and interest and any special interest thereon to the date of such payment, together with all other amounts owing with respect to such Senior Indebtedness.

     (c) "SENIOR INDEBTEDNESS". "Senior Indebtedness" means, at any date all indebtedness (including, without limitation, any and all amounts of principal, interest, special interest, additional amounts, premium, fees, penalties, indemnities and "post-petition interest" in bankruptcy and any reimbursement of expenses) under (1) the Indenture, including, without limitation, the "Notes," the "Subsidiary Guarantees," the "Exchange Notes," the "Additional Notes" and any "Guarantee" of the Exchange Notes or the Additional Notes (in each case, as defined in the Indenture) and (2) the Credit Agreement, dated as of February 7, 2003, among the Obligor, the financial institutions identified as lenders therein, Banc of America Securities LLC, as joint lead arranger, Bank of America, N.A., as administrative agent, and Credit Suisse First Boston Corporation, as joint lead arranger and syndication agent.

2. AGREEMENT ENTERED INTO PURSUANT TO INDENTURE. The Obligor and the Holder are entering into this Agreement pursuant to the provisions of the Indenture, dated as of February 7, 2003 (the "Indenture"; capitalized terms used herein without definition having the meanings set forth therein) among the Obligor, the Subsidiary Guarantors and the Trustee. Pursuant to the Indenture, the Obligor has issued and the Subsidiary Guarantors have guaranteed,

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US$205,000,000 aggregate principal amount of the Obligor's 7 5/8% Senior Notes due 2013 (the "Securities").

3. SUBORDINATION. The indebtedness represented by the Subordinated Notes shall be subordinated as follows:

     (a) AGREEMENT TO SUBORDINATE. The Obligor, for itself and its successors and assigns, and the Holder agree, that the indebtedness evidenced by the Subordinated Notes (including, without limitation, principal, interest, premium, fees, penalties, indemnities and "post-petition interest" in bankruptcy and any reimbursement of expenses) is subordinate and junior in right of payment, to the extent and in the manner provided in this Section 3, to the prior payment in full of all Senior Indebtedness. The provisions of this Section 3 are for the benefit of the Trustee acting on behalf of the holders from time to time of Senior Indebtedness, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they (collectively or singly) may proceed to enforce such provisions.

     (b) LIQUIDATION, DISSOLUTION OR BANKRUPTCY.

          (i) Upon any distribution of assets of the Obligor to creditors or upon a liquidation or dissolution or winding-up of the Obligor or in a bankruptcy, arrangement, liquidation, reorganization, insolvency, receivership or similar case or proceeding relating to the Obligor or its property or other marshalling of assets of the
              Obligor:

              (A) the holders of Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before the Holder shall be entitled to receive any payment of principal of or interest on, or any other amount owing in respect of, the Subordinated Notes;

              (B) until payment in full of all Senior Indebtedness, any distribution of assets of the Obligor of any kind or character to which the Holder would be entitled but for this
                   Section 3 is hereby assigned to the holders of Senior Indebtedness absolutely and shall be paid by the Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agents or other Persons making such payment or distribution to the Trustee on behalf of the holders of Senior Indebtedness, as their interests may appear; and

              (C) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Obligor of any kind or character, whether in Cash, Property or Securities, shall be received by the Holder before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the Trustee on behalf of the holders of Senior Indebtedness, as their interests may appear, for application to the payment of all Senior Indebtedness until all Senior Indebtedness shall have been paid in full after giving effect to any concurrent

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                   payment or distribution to the holders of Senior Indebtedness in respect of such Senior Indebtedness.

          (ii) If (A) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Obligor or its property (a "Reorganization Proceeding") is commenced and is continuing and
               (B) the Holder does not file proper claims or proofs of claim in the form required in a Reorganization Proceeding prior to 45 days before the expiration of the time to file such claims, then (1) upon the request of the Trustee, the Holder shall file such claims and proofs of claim in respect of the Subordinated Notes and execute and deliver such powers of attorney, assignments and proofs of claim or proxies as may be directed by the Trustee to enable it to exercise in the sole discretion of the Trustee any and all voting rights attributable to the Subordinated Notes which are capable of being voted (whether by meeting, written resolution or otherwise) in a Reorganization Proceeding and enforce any and all claims upon or in respect of the Subordinated Notes and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Notes, and (2) whether or not the Trustee shall take the action described in clause (1) above, the Trustee shall nevertheless be deemed to have such powers of attorney as may be necessary to enable the Trustee to exercise such voting rights, file appropriate claims and proofs of claim and otherwise exercise the powers described above for and on behalf of the Holder.

     (c) SUBROGATION. After all Senior Indebtedness is paid in full and until the Subordinated Notes are paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness. For purposes of this Section 3(c), a distribution made under this Section 3 to holders of Senior Indebtedness which otherwise would have been made to the Holder, or a payment made by the Holder to holders of Senior Indebtedness in respect of a turnover obligation under this
Section 3, is not, as between the Obligor and such holder, a payment by the Obligor on Senior Indebtedness.

     (d) RELATIVE RIGHTS. This Section 3 defines the relative rights of the Holder and the holders of Senior Indebtedness. Nothing in this Section 3 shall:

          (i) impair, as between the Obligor and the Holder, the obligation of the Obligor, which is absolute and unconditional, to pay the principal of and interest on the Subordinated Notes in accordance with their terms; or

          (ii) affect the relative rights of the Holder and creditors of the Obligor other than the holders of Senior Indebtedness; or

          (iii) affect the relative rights of the holders of Senior Indebtedness among themselves; or

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          (iv) prevent the Holder from exercising its available remedies upon a default, subject to the rights of the holders of Senior Indebtedness to receive cash, property or other assets otherwise payable to the Holder.

     (e) SUBORDINATION MAY NOT BE IMPAIRED.

          (i) No right of any holder of Senior Indebtedness to enforce the subordination of indebtedness evidenced by the Subordinated Notes shall in any way be prejudiced or impaired by any act or failure to act by the Obligor or by any such holder or the Trustee, or by any non-compliance by the Obligor with the terms, provisions or covenants herein, regardless of any knowledge thereof which any such holder or the Trustee may have or be otherwise charged with. Neither the subordination of the Subordinated Notes as herein provided nor the rights of the holders of Senior Indebtedness with respect hereto shall be affected by any extension, renewal or modification of the terms, or the granting of any security in respect of, any Senior Indebtedness or any exercise or non-exercise of any right, power or remedy with respect thereto.

          (ii) The Holder agrees that all indebtedness evidenced by the Subordinated Notes will be unsecured by any Lien upon or with respect to any property of the Obligor.

          (iii) The Holder agrees not to exercise any offset or counterclaim or similar right in respect of the indebtedness evidenced by the Subordinated Notes except to the extent payment of such indebtedness is permitted and will not assign or otherwise dispose of the Subordinated Notes or the indebtedness which it evidences unless the assignee or acquiror, as the case may be, agrees to be bound by the terms of this Agreement.

     (f) HOLDER ENTITLED TO RELY. Upon any payment or distribution pursuant to this Section 3, the Holder shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 3(b) are pending, (ii) upon a certificate if the liquidating trustee or agent or other person in such proceedings making such payment or distribution to the Holder or its representative, if any, or (iii) upon a certificate of the Trustee or any representative (if any) of the holders of Senior Indebtedness for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 3.

4. ENFORCEABILITY. Each of the Obligor and the Holder represents and warrants that this Agreement has been duly authorized, executed and delivered by each of the Obligor and the Holder and constitutes a valid and legally binding obligation of each of the Obligor and the Holder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and on the date hereof, the Holder

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shall deliver an opinion or opinions of counsel to such effect to the
Trustee for the benefit of the holders of the Securities.

5.        MISCELLANEOUS.

     (a) Until payment in full of all the Senior Indebtedness, the Obligor and the Holder agree that no amendment shall be made to either of the Subordinated Notes which would affect the rights of the holders of the Senior Indebtedness hereunder.

     (b) This Agreement may not be amended or modified in any respect, nor may any of the terms or provisions hereof be waived, except by an instrument signed by the Obligor, the Holder and the Trustee.

     (c) This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns and shall inure to the benefit of the Trustee and each and every holder of Senior Indebtedness and their respective successors and assigns.

     (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (e) The Holder and the Obligor each hereby irrevocably agrees that any suits, actions or proceedings arising out of or in connection with this Agreement may be brought in any state or federal court sitting in The City of New York or any court in the Province of Quebec and submits and attorns to the non-exclusive jurisdiction of each such court.

     (f) The Holder and the Obligor will whenever and as often as reasonably requested to do so by the Trustee, do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to give complete effect to this Agreement.

     (g) Each of the Holder and the Obligor irrevocably appoints CT Corporation System, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to CT Corporation System, by the person serving the same to the addresses listed below, shall be deemed in every respect effective service of process upon the Holder or the Obligor, as applicable, in any such suit or proceeding.

     If to the Obligor:

     Sun Media Corporation
     333 King Street East
     Toronto, Ontario M5A 3XS
     Canada

     If to the Holder:

     Quebecor Media Inc.
     612 Saint-Jacques Street

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     Montreal, Quebec H3C 4M8
     Canada

     Each of the Holder and the Obligor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Agreement.

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          IN WITNESS WHEREOF, the Obligor and the Holder each have caused this
Agreement to be duly executed.

                                   SUN MEDIA CORPORATION

                                   By:   /s/ Kin-Man Lee
                                         ---------------------------------------
                                         Name:     Kin-Man Lee
                                         Title:    Vice President, Corporate
                                                   Controller



























                     SUBORDINATION AGREEMENT SIGNATURE PAGE

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                                   QUEBECOR MEDIA INC.

                                   By:   /s/ Louis Saint-Arnaud
                                         ---------------------------------------
                                         Name:     Louis Saint-Arnaud
                                         Title:    Vice-president, Affaires
                                                   juridiques et Secretaire


                                   By:    /s/ Claudine Tremblay
                                          --------------------------------------
                                          Name:     Claudine Tremblay
                                          Title:    Directeur, Secretariat
                                                    corporatif et Secretaire
                                                    adjoint






















                     SUBORDINATION AGREEMENT SIGNATURE PAGE

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Acknowledged and agreed to
as of the date set forth above

NATIONAL CITY BANK


By:      /s/ James E. Schultz
         --------------------------------
         Name:     James E. Schultz
         Title:    Vice President



























                     SUBORDINATION AGREEMENT SIGNATURE PAGE